Exhibit 10.2

THIRD AMENDMENT TO PROJECT LOAN AGREEMENT

By and Among

THE NEW YORK TIMES BUILDING LLC
having an address at
One MetroTech Center North
Brooklyn, New York 11201

NYT REAL ESTATE COMPANY LLC
having an address c/o
The New York Times Company
229 West 43rd Street
New York, New York 10036

FC EIGHTH AVE., LLC
having an address at
One MetroTech Center North
Brooklyn, New York 11201

and

CAPMARK FINANCE INC.
having an address at
100 South Wacker Drive, Suite 400
Chicago, Illinois 60606,
as agent

Dated as of January 29, 2007

CAPMARK SECURITIES, INC.,
as Joint Lead Arranger
and
SUMITOMO MITSUI BANKING CORPORATION,
as Joint Lead Arranger

Property Location:	Eighth Avenue between 40th and 41st Street, New York, New York
Lot:	Lots 1001 through 1058 (formerly Lot 1)
Block:	1012
Section:	4

Please return time-stamped certified copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Harris B. Freidus, Esq.

THIRD AMENDMENT TO PROJECT LOAN AGREEMENT

THIS THIRD AMENDMENT TO PROJECT LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 29 day of January, 2007 by and among CAPMARK FINANCE INC. (formerly known as GMAC Commercial Mortgage Corporation), a California corporation, with an address at 100 South Wacker Drive, Suite 400, Chicago, Illinois 60606 or any successor thereto, as agent (including as successor to Initial Agent (as hereinafter defined)) (including any of its successors and assigns as agent, “Agent”) for itself and any other co-lenders as may exist from time to time (collectively, including any successors and assigns, “Lenders” and each individually, a “Lender”), THE NEW YORK TIMES BUILDING LLC, a New York limited liability company with an address at One MetroTech Center North, Brooklyn, New York 11201 (including any successors and assigns permitted in accordance with the Agreement (as hereinafter defined), “Borrower”), NYT REAL ESTATE COMPANY LLC, a New York limited liability company with an address c/o The New York Times Company, 229 West 43rd Street, New York, New York 10036 (including any successors and assigns permitted in accordance with the Agreement, “NYTC Member”) and FC EIGHTH AVE., LLC, a Delaware limited liability company with an address at One MetroTech Center North, Brooklyn, New York 11201 (including any successors and assigns permitted in accordance with the Agreement, “New FC Member”).

W I T N E S S E T H :

WHEREAS, Borrower, the New York State Urban Development Corporation d/b/a Empire State Development Corporation, a corporate governmental agency of the State of New York constituting a political subdivision and public benefit corporation, as initial agent (“Initial Agent”), and Agent, for itself and on behalf of Lenders, entered into that certain Project Loan Agreement, dated as of June 25, 2004 (the “Original Agreement”), pursuant to which each Lender severally agreed to lend to Borrower its pro rata share of  $149,470,521 for the purposes of constructing a project to be located on the premises more particularly described on Exhibit A hereto;

WHEREAS, pursuant to that certain Assignment and Assumption (Project Loan) by Initial Agent to Agent, dated as of June 25, 2004, Initial Agent assigned all of its right, title and interest in the Original Agreement to Agent;

WHEREAS, Borrower and Agent, for itself and on behalf of Lenders, entered into that certain First Amendment to Project Loan Agreement dated as of December 5, 2004 and Borrower, NYTC Member, New FC Member and Agent, for itself and on behalf of Lenders, entered into that certain Second Amendment to Project Loan Agreement dated as of August 15, 2006 (the “Second Amendment”) wherein, among other things, FC Member and NYTC Member agreed to join in with Borrower as co-borrowers (the Original Agreement, as so amended, the “Agreement”; capitalized terms used herein but left undefined shall have the meanings assigned to such terms in the Agreement);

WHEREAS, NYTC Member has requested, and Agent has agreed, that (i)  the NYTC Units be released from the lien of the Project Loan Mortgage, (ii) NYTC Member be removed as a co-borrower and (iii) NYTC Guarantor be released from its guaranties; and

WHEREAS, Borrower, NYTC Member and FC Member have requested an increase in the amount of the Project Loan by $60,000,000 and that certain other changes to the Project Loan be made, and Agent has agreed to make such changes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Agent, for itself and on behalf of Lenders, Borrower, NYTC Member and FC Member hereby agree as follows:

1.             Recitals.  The foregoing recitals are hereby incorporated into this Amendment as if more particularly set forth herein.

2.             Amendments to Project Loan Agreement.

(a)           The following new defined term is hereby added immediately after the definition of “Architect’s Contract”:

““Assigned Construction Documents” has the meaning given to such term in Section 7.58 hereof.”

(b)           The definition of “Building Loan Costs” is hereby amended by deleting clause (c) thereof and re-lettering clause (d) thereof to clause (c).

(c)           The definition of “Common Elements Leaseable Space” is hereby deleted.

(d)           The definitions “Extension Loan”, “Extension Loan Documents”, “Extension Loan Conditions”, “Extension Loan Intercreditor Agreement” and “Extension Loan Lender” are hereby deleted.

(e)           The definition of  “Permitted Exceptions” is hereby amended by deleting the phrase “, and, after the NYTC Units Redemption shall have occurred, the Extension Loan Documents”.

(f)            The definition of “Pro Forma Operating Expenses” is hereby amended by deleting the phrase “and the Extension Loan” from clause (2) thereof.

(g)           The definition of “Project Loan Amount” is hereby amended by deleting the number “149,470,521” and inserting in lieu thereof “209,470,521”.

(h)           The definition of “Project Loan Costs” is hereby amended by deleting clause (c) thereof and re-lettering clause (d) thereof to clause (c).

(i)            The definition of “Project Loan Documents” is hereby amended by (i) adding the phrase “and the New Project Loan Notes, the New Project Loan Mortgage and the New Project Loan Assignment of Leases” after the phrase “Assignment of Interest Rate Cap” and (ii) deleting the phrase “, Extension Loan Intercreditor Agreement, Extension Loan Documents” appearing in the second sentence thereof.

(j)            The definition of “Reimbursable Costs” is hereby amended by deleting the phrase “7.46(a)(7)” and inserting in lieu thereof “7.46(a)(3)”.

(k)           The definition of “Spread” is hereby deleted in its entirety and inserted in lieu thereof is the following:

““Spread” means one hundred and seventy-five (175) basis points per annum.”

(l)            The definition of “Syndication Condition” is deleted in its entirety.

(m)          The following new defined term is hereby added immediately after the definition of “Force Majeure Extension Period”:

““Forward Commitment” means a commitment letter executed by Capmark or an Affiliate thereof to make a permanent loan with respect to the FC Units.”

(n)           The following new defined term is hereby added immediately after the definition of “Loans”:

““Lockout Date” means July 1, 2007.”

(o)           The following new defined terms are hereby added immediately after the definition of “Net Proceeds”:

““New Project Loan Assignment of Leases” has the meaning given to such term in Section 2.05 hereof.”

““New Project Loan Mortgage” has the meaning given to such term in Section 2.02 hereof.”

““New Project Loan Notes” has the meaning given to such term in Section 2.01 hereof.”

(p)           The following new defined term is hereby added immediately after the definition of “ratable share” or “ratably”:

““Rate Lock Agreement” means a Forward Rate Lock Agreement anticipated to be executed in the form annexed as

Exhibit B to that certain term sheet dated December 19, 2006 between Capmark and FC Member.”

(q)           The following new defined term is hereby added immediately after the definition of “Rate Lock Agreement”:

““Rate Lock Breakage Costs Line Item” means the line item in the FC Units Budget for breakage costs incurred in connection with the Rate Lock Agreement.”

(r)            The first sentence of Section 2.01 of the Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following:

“One or more Project Loan Notes dated August 15, 2006 in favor of each Lender and one or more Project Loan Notes dated January 29, 2007 in favor of each Lender (the “New Project Loan Notes”) in the aggregate amount of the Project Amount, as the same may be replaced from time to time (collectively, the “Project Loan Notes”).”

(s)           Section 2.02 of the Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following:

“SECTION 2.02     Project Loan Mortgage.  That certain Ground Leasehold Project Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement dated June 25, 2004 in favor of Initial Agent and Agent and that certain Ground Subleasehold Project Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement dated January 29, 2007 in favor of Agent (the “New Project Loan Mortgage”; collectively, as the same may have been or will be amended, the “Project Loan Mortgage”).”

(t)            Section 2.05 of the Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following:

“SECTION 2.05     Assignment of Leases.  That certain Project Loan Assignment of Leases and Rents in favor of Initial Agent and Agent dated as of June 25, 2004 and that certain Project Loan Assignment of Leases and Rents dated January 29, 2007 in favor of Agent (the “New Project Loan Assignment of Leases”; collectively, the “Project Loan Assignment of Leases”).”

(u)           Section 3.05(d) is hereby amended by (i) deleting the penultimate sentence thereof and (ii) deleting the phrase “(A), (B) or (C)” in the last sentence thereof and inserting in lieu thereof the phrase “(A) or (B)”.

(v)           Sections 3.12(a) and (b) of the Agreement are hereby deleted in their entirety and inserted in lieu thereof is the following:

“SECTION 3.12     Prepayment.  (a)  Prior to the Lockout Date, the Outstanding Principal may not be prepaid, in whole or in part, except for (i) prepayments made in accordance with the Project Loan Mortgage or Sections 7.05 and 7.51 hereof and (ii) a prepayment in full from the proceeds of the funding of the Forward Commitment.  From and after the Lockout Date, in addition to prepayments made in accordance with the Project Loan Mortgage or Sections 7.05 and 7.51 hereof, the Borrower may prepay the Outstanding Principal, in whole or in part, on any Business Day (other than the day immediately following Thanksgiving Day or Good Friday), upon not less than five (5) Business Days’ prior notice to Agent (but if in part, in the principal amount of $1,000,000 or any whole number multiple thereof).  At the time of any prepayment, Borrower shall pay (x) all accrued and unpaid interest on the principal portion of the Project Loan being prepaid and (y) all “breakage” costs actually incurred by Lenders as a result of such prepayment (“Breakage Costs”), including, without limitation, any expenses incurred as a result of any termination of any applicable interest rate management contracts or “hedge agreements” entered into by any Lender.  A certificate of Agent setting forth the amount of Breakage Costs which Lenders are entitled to receive shall be binding and conclusive, absent manifest error.  Any payment of the Outstanding Principal made during the continuation of an Event of Default must include any Breakage Costs.

(b)  Prepayments made in accordance with the Project Loan Mortgage or Sections 7.05 and 7.51 hereof shall, at Borrower’s option, (i) be immediately used to prepay the Loans or (ii) pursuant to an agreement between Borrower and Agent reasonably satisfactory to Agent, be held by Agent in an interest bearing account as additional collateral for the Project Loan and the Building Loan until a date selected by Borrower that is not later than the first Business Day of the next succeeding calendar month (and Borrower shall also deposit with Agent interest on the Loans that will accrue through such date), on which date such amounts (plus any interest earned thereon) shall be applied to prepay the Loans.

The third sentence of Section 3.12(a) above shall apply to all prepayments pursuant to the preceding sentence.”

(w)          Section 3.19(a)(v) is hereby amended by deleting the phrase “(calculated after giving effect to the payment made pursuant to clause (6) of Section 7.46(a) hereof)”.

(x)            Section 3.19(a)(vii) is hereby amended by (i) adding the phrase “of the FC Units” after the phrase “Appraised Value” and (ii) deleting the phrase “fifty-five percent (55%)” and inserting in lieu thereof the phrase “sixty percent (60%)”.

(y)           Section 4.01(i)(5) of the Agreement is hereby deleted in its entirety.

(z)            Section 4.02 of the Agreement is hereby amended by adding the following at the end thereof:

“(o) Rate Lock Breakage Costs Line Item.  With respect to any Advance for sums from the Rate Lock Breakage Costs Line Item, the ratio, expressed as a percentage, of the Remaining Loan Amount as of the Requested Advance Date (taking into account the amount of the Advance requested on such Requested Advance Date) to the Appraised Value of the FC Units (as shown on a new appraisal by the appraiser that performed the Appraisal or any other “MAI” appraiser selected by Agent or an update to the Appraisal, in either case dated as of a date no earlier than sixty (60) days prior to the Requested Advance Date) shall be equal to or less than eighty percent (80%).”

(aa)         Section 5.02(b)(ii) of the Agreement is hereby amended by adding the following prior to the period at the end of the first sentence thereof:

“or (D) if any portion of the requested Advance relates to the Rate Lock Breakage Costs Line Item, in which event Agent shall distribute such portion directly to the party under the Rate Lock Agreement to whom moneys are owed”.

(bb)         Section 6.13 of the Agreement is hereby amended by deleting the phrase “the Extension Loan, if then made”.

(cc)         Section 6.41 of the Agreement is hereby amended by deleting the phrase “and/or the Extension Loan”.

(dd)         Section 7.06 of the Agreement is hereby amended by deleting the number “90,000.00” and inserting in lieu thereof the number “125,000.00”.

(ee)         Section 7.11(b) of the Agreement is hereby amended by deleting the phrase “the Extension Loan Lender”.

(ff)           Section 7.11(d) of the Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following:

“(d) In the event that (A) a line item in a Budget shall be completed (and paid for in full with all appropriate final lien waivers obtained) without the expenditure of all amounts in the applicable Budget allocated to such line item or (B) Borrower shall demonstrate to Agent’s reasonable satisfaction that a cost savings has been or will be realized with respect to any uncompleted line item, Agent shall permit the applicable portion of such overbudgeted line item to be (x) in the case of NYTC Units Budget line items, advanced pursuant to the last sentence of Section 3.05(d) of this Agreement or (y) in the case of FC Units Budget or NYTC Units Budget line items, shifted to one or more other line items, provided that:  (i) a revised Budget and a revised Disbursement Schedule, each of which shall indicate revisions made to date (including, without limitation, the reallocation of amounts as a result of such cost savings) shall have been furnished to and reasonably approved by Agent and Construction Consultant (provided that in the case of the Disbursement Schedule only, Agent and Construction Consultant shall be deemed to have approved any best estimate revisions made in good faith by Borrower), (ii) no line item for Hard Costs shall be reallocated to pay any line items that are not Hard Costs until all Hard Costs shall have been paid for, and (iii) any reallocation of Budget amounts will not have the effect of reducing the net sum which Borrower estimates will be available to it from the Building Loan to pay contractors, subcontractors, laborers and materialmen for the Improvement as set forth in Borrower’s Lien Law Affidavit.  Notwithstanding the foregoing, no reallocation with respect to the Development Cost Line Item or the Rate Lock Breakage Costs Line Item shall be permitted; provided, however, that upon achievement of Substantial Completion of the Project, Borrower shall be permitted to use all or any portion of the Development Cost Line Item for the purchase of any Interest Rate Caps then required to be provided hereunder and, to the extent the Development Cost Line Item exceeds the costs of such Interest Rate Caps as determined by Agent, to any other line item in the Budgets, subject, however, to clause (iii) of this Section 7.11(d).”

(gg)         Section 7.14(a)(vi)(3) is hereby amended by deleting the phrase “except in connection with the Extension Loan”.

(hh)         Section 7.14(b)(i) is hereby amended by deleting the phrase “or the Common Elements Leasable Space (as defined in the Ground Lease), as applicable”.

(ii)           Section 7.32(b)(ii) of the Agreement is hereby amended by deleting the phrase “, and any Transfer occurring as a result of the exercise of any remedies by the Extension Loan Lender under the Extension Loan Documents”.

(jj)           Section 7.35 of the Agreement is hereby deleted in its entirety.

(kk)         Section 7.36(g) of the Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following:

“(g) has not incurred, assumed or created and will not incur, assume or create any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Building Loan, (ii) the Project Loan, (iii) any Interest Rate Cap, (iv) the Rate Lock Agreement and (v) unsecured trade payables or accrued expenses or other obligations incurred in the ordinary course of business in connection with the developing, constructing and operating of the Mortgaged Property; no other debt (other than the Rate Lock Agreement) will be secured (senior, subordinate or pari passu) by the Mortgaged Property;”

(ll)           Section 7.46 of the Agreement is hereby deleted in its entirety and inserted in lieu thereof is the following, and Agent confirms that all of the conditions set forth below to the release of the NYTC Units and the other releases set forth in Section 7.46(b) have been satisfied as of the date hereof:

“SECTION 7.46     NYTC Units Release Provisions.  (a) Provided that no Noticed Default or Event of Default exists under any Building Loan Document or Project Loan Document, upon the satisfaction of the following conditions, the releases and terminations referred to in Section 7.46(c) hereof shall be effectuated:

(1)           the condominium association shall have (A) collaterally assigned its rights to Leases of the Lobby Sublease Space and the Commercial Signage (as each such term is defined in the Condominium Declaration) and agreed to deposit all Rents therefrom (solely to the extent of distributions therefrom to which FC Member would be entitled) into one of the Collection Accounts (the “Condominium Assignment”) and (B) collaterally assigned the rights to excess casualty proceeds (to the extent of FC Member’s interest therein) to Agent for the benefit of Agent and Lenders pursuant to one or more instruments in form and substance satisfactory to Agent (the document or documents referred to the foregoing clauses (A) and (B) being referred to as the “Condominium Security Documents”), and Agent shall have received an opinion of counsel reasonably satisfactory to Agent as to the due authorization, execution and delivery and enforceability of such agreements and such other customary matters with respect thereto as Agent may reasonably require;

 (2)          the NYTC Units will constitute one or more tax lots separate and distinct from the tax lot or lots applicable to the portion of the Premises encumbered by the lien of the remaining Project Loan Mortgage;

(3)           Borrower shall have paid all reasonable, third-party out of pocket costs and expenses incurred by Agent in connection with such release (including reasonable attorneys’ fees and disbursements);

(4)           Agent shall have received an endorsement to the existing title policy to the effect that the release shall not cause a subordination, in whole or in part, of the Building Loan Mortgage and Project Loan Mortgage as they affect the remaining Units;

(5)           Borrower and FC Member shall have executed and delivered to Agent new replacement Project Loan Notes with Borrower and FC Member as co-borrowers; and

(6)           Agent shall have received such other opinions, documents, certificates, instruments, or assurances (including, without limitation, any new UCC-1 Financing Statements) as Agent may reasonably request in connection with the actions and events described in this Section 7.46(a).

(b)           Upon the fulfillment of the conditions set forth in Section 7.46(a), (i) the NYTC Units shall be released of record from the liens of the Building Loan Mortgage and Project Loan Mortgage and from the Building Loan Assignment of Leases and Project Loan Assignment of Leases, (ii) the Assignment of Contracts – NYTC Member, the NYTC Non-Recourse Carveouts Guaranty and the NYTC Completion Guaranty shall be deemed to have been automatically terminated and NYTC Guarantor and NYTC Member shall have no further liability under the Building Loan Documents or the Project Loan Documents to which they are a party, (iii) the Severance Sublease to which NYTC Member is a party shall be released of record from the lien of the Building Loan Mortgage and Project Loan Mortgage, (iv) all references, covenants, representations and warranties applicable to, or with respect to,

NYTC Member in the remaining Project Loan Documents shall be deemed to have been automatically terminated (provided, however, that the rights of NYTC Member pursuant to Section 3.20 of this Agreement shall remain in effect), (v) Agent shall cause the Lenders to return to NYTC Member the existing Project Loan Notes, marked cancelled and (vi) Agent shall return to NYTC Member the conditional resignations executed by each of the managers of the NYTC Board of Directors (as such term is defined in the Condominium Declaration).

(c)           Agent agrees to execute and deliver such additional agreements and instruments, as may from time to time be reasonably requested by any Borrower Entity in order to effectuate fully the transactions contemplated by and agreements made in this Section 7.46.  All out-of-pocket costs and expenses incurred by Agent in connection with such execution and delivery shall be Reimbursable Costs.”

(mm)       Section 7.52 of the Agreement is hereby amended by deleting the phrase “other than the Extension Loan and the Mezzanine Loan (as defined in the FC Operating Agreement)”.

(nn)         Section 9.01(a) of the Agreement is hereby amended by (i) deleting the phrase “or 7.46” and (ii) adding “or (iv) failure by Borrower (or the Affiliate of Borrower which is a party to the Rate Lock Agreement) to pay any amount due under the Rate Lock Agreement when the same shall become due and payable” after the phrase “Security Deposits Accounts Agreement”.

(oo)         Section 9.01(t) is hereby amended by deleting the word “or” appearing at the end thereof.

(pp)         Section 9.01(u) is hereby amended by deleting the period at the end thereof and inserting “; or” in lieu thereof.

(qq)         The following is inserted at the end of Section 9.01 of the Agreement:

“(v) if the manager under any Managing Agent Agreement or the leasing agent under any Leasing Agent Agreement is an Affiliate of any Borrower Entity, if such manager or leasing agent shall fail to duly keep, perform or observe any of the covenants contained in any consent to the collateral assignment thereof or any subordination of such Managing Agent Agreement and such failure shall continue for ten (10) Business Days after notice of such failure from Agent.”

(rr)           Section 11.05 of the Agreement is hereby amended by deleting the number “320,000,000.00” and inserting in lieu thereof “380,000,000.00”.

(ss)         A new Section 7.58 is hereby added to the Agreement as follows:

“SECTION 7.58     Assignment of Construction Contracts.  (a) Provided that no Noticed Default or Event of Default exists under any Building Loan Document or Project Loan Document, Borrower shall have the right to assign its interest in certain contracts approved by Agent related to the design and construction of the Project (such approved contracts, the “Assigned Construction Documents”) to the Board of Managers of the New York Times Condominium, free and clear of any lien of Agent thereon, upon satisfaction of the following conditions:

(1)           Substantial Completion shall have occurred;

(2)           Agent shall have received not less than ten (10) Business Days’ notice of such assignments;

(3)           Borrower shall have paid all reasonable, third-party out of pocket costs and expenses incurred by Agent in connection with such assignments (including reasonable attorneys’ fees and disbursements);

(4)           Borrower shall have received all consents or approvals from all third parties required in connection with such assignments;

(5)           Borrower shall have delivered to Agent all of the documents to be executed in connection with such assignments, all of which shall be in form and substance reasonably satisfactory to Agent;

(6)           Agent shall be satisfied that the Board of Managers of the New York Times Condominium has the right to enforce such Assigned Construction Documents for the benefit of the owners of the Units and that upon the occurrence of an event giving rise to the right to enforce such rights, a unit owner may exercise remedies against such Board unless such Board either (A) enforces its rights under such Assigned Construction Documents or (B) remedies the underlying matter giving rise to such right to enforce such rights under such Assigned Construction Documents; and

(7)           Agent shall have received such other documents or assurances as Agent may reasonably request in connection with the assignments.

(b)           Upon the fulfillment of the foregoing conditions, Agent shall deliver (i) one or more UCC-3 termination statements which shall amend the collateral description to previously filed UCC-1 financing statements to exclude the Assigned Construction

Documents and (ii) a partial release of the Assignment of Contracts —Borrower providing for the release of the Assigned Construction Documents.”

(tt)           Capitalized terms used in the Agreement by reference to their respective definitions in the Ground Lease shall continue to have the meanings set forth in the Ground Lease, without taking into account the Amended and Restated Agreement of Lease dated as of August 15, 2006 or any subsequent amendments thereto.

(uu)         Exhibit E to the Agreement is hereby deleted in its entirety and replaced with the document attached hereto as Exhibit B.

(vv)         The form of Non-Disturbance Agreement attached as Exhibit H to the Agreement shall be amended (i) to include, in Recitals B and C thereof, a reference to the New Project Loan Mortgage and the New Project Loan Assignment of Leases and (ii) to change the notice address and signature line for Agent to conform to the Agreement.

(ww)       Exhibit R to the Agreement is hereby deleted in its entirety.

3.             Project Loan Restructuring Documents.  The following documents, together with this Amendment, shall hereinafter be referred to collectively as the “Project  Loan Restructuring Documents” and, notwithstanding anything to the contrary in the Agreement, all of the Project  Loan Restructuring Documents shall be Project  Loan Documents:

(a)           Replacement Project Loan Notes. Those certain Project  Loan Notes of even date herewith from Borrower and New FC Member in favor of (i) Agent in the principal amount of $60,968,238.83, (ii) Capmark Bank in the principal amount of $39,334,347.63 and (iii) Sumitomo Mitsui Banking Corporation in the principal amount of $49,167,934.54;

(b)           New Project Loan Notes.  Those certain Project Loan Notes of even date herewith from Borrower and New FC Member in favor of (i) Agent in the principal amount of $24,473,684.20, (ii) Capmark Bank in the principal amount of $15,789,473.69 and (iii) Sumitomo Mitsui Banking Corporation in the principal amount of $19,736.842.11.

(c)           Reaffirmation.  The Reaffirmation of Guaranty and Consent to Restructuring by FC Guarantor in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(d)           New Project Loan Mortgage.  The Ground Subleasehold Project Loan Mortgage, Assignment of Leases, Security Agreement and Subordination Agreement by Borrower and New FC Member in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(e)           New Project Loan Assignment of Leases.  The Project Loan Assignment of Leases and Rents by Borrower and New FC Member in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(f)            Consent of FC Office Manager.  The Consent to Collateral Assignment and Subordination of Management Agreement (Office) by First New York Partners Management, LLC (formerly known as First New York Partners) (“First New York”) in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(g)           Subordination of Common Elements Management Agreement.  The Subordination of Management Agreement (Common Elements) by First New York in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(h)           Amendment to Fee Letter.  The amendment to the Side Letter re: Fees among Borrower, New FC Member and Agent.

(i)            Condominium Security Documents.  The Assignment of Rents and Proceeds by The New York Times Condominium (the “Condominium”) in favor of Agent for the benefit of Agent and Lenders, dated as of even date herewith.

(j)            Interest Rate Cap Modification.  The amendment to Interest Rate Cap Agreement between Borrower and Bear Stearns Financial Products Inc. (“Bear Stearns”).

4.             Conditions to Agreement.  The obligation of Agent to execute and deliver this Amendment and the other Project  Loan Restructuring Documents to which it is a party and the effectiveness of this Amendment and the other Project  Loan Restructuring Documents shall be subject to the following conditions precedent:

(a)           Payment of Fees.  Borrower shall have paid all costs and expenses associated with the Project  Loan Restructuring Documents as provided in Section 7.06(a) of the Agreement;

(b)           Restructuring Documents.  The Project  Loan Restructuring Documents, in form and substance satisfactory to Agent, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and Agent shall have received originals thereof;

(c)           Lenders.  All of the Lenders shall have consented to this Amendment and all of the Lenders shall have executed and delivered this Amendment;

(d)           Legal Opinions.  Agent shall have received opinions addressed to Agent, in form and substance satisfactory to Agent and Agent’s counsel, from counsel satisfactory to Agent as to such matters as Agent shall request;

(e)           Organizational Documents.  Agent shall have received copies of all organizational documentation related to New FC Member and FC Guarantor as Agent may request and/or their formation, structure, existence, good standing and/or qualification to do business, as Agent may request, including such resolutions and/or consents and incumbency certificates as may be requested by Agent, certified in each case by the applicable Borrower Entity;

(f)            Financial Condition.  There shall have been no material adverse change in the financial condition of any Borrower Entity since August 15, 2006;

(g)           Searches.  To the extent required by Agent, current tax lien, pending litigation, bankruptcy, judgment lien and Uniform Commercial Code searches against Borrower and New FC Member, in such jurisdictions and offices as Agent shall designate.  Such searches shall not have revealed any lien, litigation, bankruptcy or filing against any such entities other than those acceptable to Agent;

(h)           Notices.  All notices required by any Governmental Authority or by any applicable Legal Requirements to be filed prior to or on the date of this Agreement in connection with the Project Loan or the Building Loan shall have been filed;

(i)            Proceedings.  All proceedings in connection with the transactions contemplated by this Amendment and the other Project  Loan Restructuring Documents shall be satisfactory to Agent and Agent’s counsel, and Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as Agent and Agent’s counsel may require;

(j)            Title Matters.  Agent shall have received a mortgagee title insurance policy in the principal amount of the New Project Loan Notes and Agent shall have received such title endorsements, affirmative insurance or other title assurances with respect to such new title policy or with respect to the existing mortgagee title policy as Agent shall require;

(k)           No Default.  No Noticed Default or Event of Default shall exist under any Building Loan Document or Project Loan Document;

(l)            Condominium Opinion.  Agent shall have received the opinion required by Section 7.46(a)(1) of the Agreement;

(m)          Loan Application.  The term sheet for the permanent loan to FC Member from Capmark shall have been executed and delivered by FC Member;

(n)           Reaffirmation of Cap Agreement.  Agent shall have received a Reaffirmation of Assignment of Interest Rate Cap (Counterparty) from Bear Stearns;

(o)           Estoppel Certificates.  Agent shall have received one or more estoppel letters in form and substance acceptable to Agent from the New York City Transit Authority, ESDC, Ground Lessor and the City of New York;

(p)           Revised Budgets.  The Budgets shall have been revised in a manner consistent with this Amendment and Lender shall have approved such revised Budgets;

(q)           Deliveries.  Agent shall have received evidence of the following deliveries:  (i) delivery of the New Project Loan Notes, New Project Loan Mortgage, New Project Loan Assignment of Leases, this Amendment and the releases provided for by Section 7.46, and the name and address of Agent, to Ground Lessor and the City of New York; (ii) delivery of a notice, at least twenty (20) days prior to the date hereof, to the Board of Managers of the Condominium of the proposed New Project Loan Mortgage and this Amendment; and (iii) delivery of a certified copy of the New Project Loan Mortgage and the name and address of Agent to NYTC Member, the Board of Managers of the Condominium, the NYTC Board of Managers (as defined in the Condominium Declaration) and the FC Board of Managers (as defined in the Condominium Declaration);

(r)            Condominium Assessments.  Agent shall have received evidence satisfactory to it that all Unit Owners Expenses (as defined in the Condominium Declaration) payable by FC Member to date have been paid;

(s)           Common Elements Percentage Correction.  Agent shall receive fully executed copies of all documents that Agent shall require to correct the previous error made in respect of the calculation of the percentage of Common Elements attributable to each condominium unit; and

(t)            Other Deliveries.  Agent shall have received such other opinions, documents, certificates, or assurances (including, without limitation, any new UCC-1 Financing Statements) as Agent may require.

5.             Modification of Legal Description.  Due to an error in the Condominium Declaration, the Common Elements attributable to each of the condominium units, set forth in Exhibit A to the Second Amendment, was incorrect.  Accordingly, the parties hereto agree that Exhibit A attached hereto correctly sets forth the percentage of Common Elements attributable to each condominium unit, and Exhibit A to the Second Amendment is hereby deemed to be corrected to correspond to Exhibit A attached hereto.

6.             Representations and Warranties of Borrower Entities.  Each of Borrower, NYTC Member and New FC Member represents and warrants that: (a) the Project  Loan Restructuring Documents to which it is a party are in all respects valid and legally binding obligations, enforceable against it in accordance with their respective terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally); (b) the Project

Loan Documents to which it is a party are not subject to any right of rescission, set-off, counterclaim or defense by it, including the defense of usury, and it has not asserted any right of rescission, set-off, counterclaim or defense with respect to the Project  Loan Documents to which it is a party; (c) the execution and delivery by it of the Project  Loan Restructuring Documents to which it is a party do not, and the performance and observance by it of its respective obligations thereunder will not, contravene or result in a breach of or default under (i) any provision of its organizational documents, (ii) any Legal Requirements applicable to it or to the Mortgaged Property or the use or operation thereof, (iii) any decree or judgment binding on it or its assets, or (iv) any agreement or instrument binding on it or its assets; (d) it has full power, right and authority to execute, deliver and perform its obligations under the Project  Loan Restructuring Documents to which it is a party; (e) each Project  Loan Restructuring Document to which it is a party has been duly authorized, executed and delivered by all necessary parties on behalf of it; and (f) all Governmental Approvals and all third party consents and approvals which are required to have been obtained to date in connection with the valid execution, delivery and performance of this Agreement and the other Project  Loan Restructuring Documents to which it is a party have been obtained and are in full force and effect.  Each of Borrower and FC Member represent and warrant that there has been no material adverse change since August 15, 2006 in its financial condition.

7.             Breakeven Leasing.  Agent acknowledges that Breakeven Leasing has occurred.

8.             No Release.  Nothing contained in this Amendment or in any of the other Project  Loan Restructuring Documents shall be constructed as a release of Borrower or FC Member with respect to their respective obligations under the Loan Documents, and each of Borrower and FC Member hereby acknowledges and agrees that its obligations and liabilities under the Loan Documents to which it is a party are in full force and effect, are hereby ratified and confirmed, and shall continue in full force and effect upon all of the terms and conditions set forth therein.

9.             Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made and performed solely within such State.

10.           Successors and Assigns.  The provisions contained in this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.

11.           Ratification.  The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.

12.           Amendments.  Neither this Amendment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

13.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, Borrower, Agent, on behalf of Lenders, New FC Member and NYTC Member have executed this Amendment on the date first above written.

BORROWER:

THE NEW YORK TIMES BUILDING LLC

By:	FC Eighth Ave., LLC, member

	By:	FC 42 Hotel LLC, its managing member

		By:	FCDT Corp., its managing member

			By:	/s/ David L. Berliner
Name: David L. Berliner
Title: Sr. Vice President

AGENT:

CAPMARK FINANCE INC., as Agent

By:	/s/ Frank J. Guzauskas
Name: Frank J. Guzauskas
Title: Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

[Signature page to PLA Third Amendment]

NEW FC MEMBER:

FC EIGHTH AVE., LLC

	By:	FC 42 Hotel LLC, its managing member

		By:	FCDT Corp., its managing member

			By:	/s/ David L. Berliner
Name: David L. Berliner
Title: Sr. Vice President

NYTC MEMBER:

NYT REAL ESTATE COMPANY LLC

By:	/s/ Kenneth Richieri
Name: Kenneth Richieri
Title: Manager

THE UNDERSIGNED ARE EXECUTING THIS
AMENDMENT TO INDICATE THEIR AGREEMENT
TO THIS AMENDMENT AND THE OTHER PROJECT
LOAN RESTRUCTURING DOCUMENTS:

CAPMARK BANK, as Lender

By:	/s/ George Hernandez
Name: George Hernandez
Title: Vice President

SUMITOMO MITSUI BANKING CORPORATION, as Lender
and Joint Lead Arranger

By:	/s/ Yoshihiro Hyakutome
Name: Yoshihiro Hyakutome
Title: Joint General Manager

[Signature page to PLA Third Amendment]

STATE OF NEW YORK	)
) ss.:
COUNTY OF KINGS	)

On the 22nd day of Jan. in the year 2007 before me, the undersigned, personally appeared David L. Berliner personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jeanne Mucci
Notary Public

JEANNE MUCCI
Notery Public, State of New York
No. 30-4834577
Qualified in Nassau County
Commission Expires March 30, 2007

[Notary page to PLA Third Amendment]

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

On the 22nd day of Jan. in the year 2007 before me, the undersigned, personally appeared Frank J. Guzauskas personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Valerie Jados
Notary Public

Official Seal
VALERIE JADOS
Notary Public - State of Illinois
My Commission Expires 03/25/09

[Notary page to PLA Third Amendment]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 26th day of January in the year 2007 before me, the undersigned, personally appeared Kenneth Richieri personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Deborah Beshaw
Notary Public

DEBORAH BESHAW
Notary Public, State of New York
No. 01BE5076617
Qualified in Kings County
Certificate on file in New York County
Commission Expires April 21, 2009

[Notary page to PLA Third Amendment]

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

On the 22 day of Jan. in the year 2007 before me, the undersigned, personally appeared George Hernandez personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Valerie Jados
Notary Public

Official Seal
VALERIE JADOS
Notary Public - State of Illinois
My Commission Expires: 03/25/09

[Notary page to PLA Third Amendment]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 26th day of January in the year 2007 before me, the undersigned, personally appeared Yoshihiro Hyakutome personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Jerry H. Wechsler
Notary Public

JERRY H. WECHSLER
Notary Public, State of New York
No. 01WE6046972
Qualified in Kings County
Commission Expires August 21, 2010

[Notary page to PLA Third Amendment]

Exhibit A

Premises

The Condominium Units (hereinafter called the “Units”) in the building (hereinafter called the “Building”) known as The New York Times Building Condominium and by the street address 620 Eighth Avenue, Borough of Manhattan, City, County and State of New York, said Units being designated and described as set forth on Schedule 1 herein and in that certain declaration, dated as of August 4, 2006 made by The New York Times Building LLC pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter called the “Condominium Act”) establishing condominium ownership of the Building and the land (hereinafter called the “Land”) upon which the Building is situate (which Land is more particularly described below and by this reference made a part hereof), which declaration was recorded in the New York County Office of the Register of The City of New York (the “City Register’s Office”) on August 15, 2006, as CRFN 2006000460293, (which declaration, and any amendments thereto, are hereinafter collectively called the “Declaration”).  The Units are also designated as Tax Lot Nos. as set forth on Schedule 1 herein, in Block 1012 of Section 4 of the Borough of Manhattan on the Tax Map of the Real Property Assessment Bureau of The City of New York and on the Floor Plans of the Building filed with the Real Property Assessment Bureau of The City of New York on August 14, 2006 as Condominium Plan No. 1595 and also filed in the City Register’s Office of New York County on August 15, 2006 as Condominium CRFN 2006000460294 (as such Floor Plans are amended from time to time).

TOGETHER with an undivided percentage interest as set forth in Schedule 1 herein, respectively, in the Common Elements (as such term is defined in the Declaration) of The New York Times Building Condominium;

The Land area of the Condominium is more particularly described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly line of West 40th Street with the easterly line of 8th Avenue;

RUNNING THENCE northerly along said easterly line of 8th Avenue, 197 feet 6 inches to the corner formed by the intersection of the easterly side of 8th Avenue with the southerly line of West 41st Street;

THENCE easterly along said southerly line of West 41st Street, 400 feet;

THENCE southerly and parallel to said easterly line of 8th Avenue, 197 feet 6 inches to the northerly line of West 40th Street;

THENCE westerly along said northerly line of West 40th Street, 400 feet to the point or place of BEGINNING.

Schedule 1

Description of Units

Unit Designation	Tax Lot	Percentage Interest In Common Elements
0-A	1001	0.6627%
0-B	1002	0.4079%
1-A	1003	2.0132%
1-B	1004	0.2823%
1-C	1005	0.2921%
1-D	1006	0.4371%
1-E	1007	0.0691%
1-F	1008	0.6443%
2-A	1009	4.7805%
3-A	1010	4.7579%
4-A	1011	4.5636%
5-A	1012	1.6352%
6-A	1013	1.7325%
7-A	1014	1.7325%
8-A	1015	1.7325%
9-A	1016	1.7325%
10-A	1017	1.7325%
11-A	1018	1.7325%
12-A	1019	1.7325%
13-A	1020	1.7325%
14-A	1021	1.7440%
15-A	1022	1.3998%
16-A	1023	1.7484%
17-A	1024	1.7207%
18-A	1025	1.7711%
19-A	1026	1.7711%
20-A	1027	1.7711%
21-A	1028	1.7711%
22-A	1029	1.7711%
23-A	1030	1.7711%
24-A	1031	1.7711%
25-A	1032	1.7711%
26-A	1033	1.7711%
27-A	1034	1.7711%
28-A	1035	0.4446%
28-B	1036	0.2507%
29-A	1037	1.7678%

30-A	1038	1.8386%
31-A	1039	1.8386%
32-A	1040	1.8386%
33-A	1041	1.8386%
34-A	1042	1.8386%
35-A	1043	1.8386%
36-A	1044	1.8386%
37-A	1045	1.8376%
38-A	1046	1.8376%
39-A	1047	1.8376%
40-A	1048	1.8376%
41-A	1049	1.8376%
42-A	1050	1.8376%
43-A	1051	1.8376%
44-A	1052	1.8427%
45-A	1053	1.7710%
46-A	1054	1.8920%
47-A	1055	1.8920%
48-A	1056	1.8920%
49-A	1057	1.8920%
50-A	1058	1.8920%
TOTAL: 58		100.00%

Exhibit B

Draw Request

[see attached]

EXHIBIT E

DRAW REQUEST

                              , 200

Capmark Finance Inc., as Agent
100 South Wacker Drive, Suite 400
Chicago, Illinois  60606
Attn:  George Hernandez, Vice President

[

Attn:                                             ](1)

Re:      Building Loan Agreement dated as of June 25, 2004 (as revised, restated, amended or modified from time to time, the “Building Loan Agreement”) and Project Loan Agreement dated as of June 25, 2004 (as revised, restated, amended or modified from time to time, the “Project Loan Agreement”; together with the Building Loan Agreement, the “Loan Agreements”) each now by and among The New York Times Building LLC (“Original Borrower”), FC Eighth Ave., LLC (together with Original Borrower, “Borrower”), and Capmark Finance Inc. and any successor thereto, as agent (including any successors and assigns as agent, “Agent”) for itself and on behalf of any lenders as may exist from time to time (such lenders, collectively, including any successors and assigns, “Lenders”).  All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreements.

Ladies and Gentlemen:

In accordance with the Loan Agreements, Borrower desires to obtain an advance of                     ($          ) (the “Building Loan Advance”) and an advance of               ($           ) (the “Project Loan Advance”; together with the Building Loan Advance, the “Advances” and individually, an “Advance”) on                  (the “Requested Advance Date”) as follows:  $            on account of Building Loan Costs for the FC Units, $          on account of Building

(1)           Copies of the Draw Request do not need to go to the Disbursement Agent unless Agent has made the election under Section 5.03(b)(ii) of the Building Loan Agreement.

Loan Costs for the NYTC Units, $           on account of Project Loan Costs for the FC Units, and $          on account of Project Loan Costs for the NYTC Units.  Such allocations (a) are more particularly set forth on the attachments to the Sworn Owner’s Affidavit which is attached hereto and (b) have been prepared in accordance with the Cost Allocation Methodology.  In order to induce Lenders to make each Advance, Borrower hereby represents and warrants the following to Agent and Lenders:

1.             The period covered by this Draw Request is                         .

2.             The Improvements have not been injured or damaged by fire, explosion, accident, flood or other casualty except:                             .

3.             All Building Loan Costs and Project Loan Costs for the payment of which Lenders have previously advanced funds have in fact been paid and all such prior Advances have been used for the purposes requested therefor except as follows:                  .

4.             The subject Advances shall be used for the purposes set forth in the Sworn Owner’s Statement attached hereto.

5.             No Borrower Entity has any defenses to or offsets against the payment of any amounts due to Agent and/or any Lender under or in connection with the Loan Documents, or defenses, claims or counterclaims against the payment and performance of any of their respective obligations under the Loan Documents.  Borrower is authorized to make this representation on behalf of all of the other Borrower Entities.

6.             The amount of each Advance (except if such advance is the final Advance) equals at least Fifty Thousand and No/100 Dollars ($50,000.00).  No other Draw Request has been submitted in this calendar month and the most recent Draw Request was submitted at least fifteen (15) days prior to the date hereof.  The total of all previous Advances made under the Building Loan and the Project Loan, together with the subject Advances, is shown on the attachments hereto.  The total of all previous Advances under the Building Loan Agreement and under the Project Loan Agreement allocable to the Maximum Amount—FC, together with that portion of the subject Advance allocable to the Maximum Amount—FC, does not exceed the Maximum Amount—FC.  The total of all previously requested Advances under the Building Loan Agreement and under the Project Loan Agreement allocable to the Maximum Amount—NYTC, together with that portion of the subject Advance allocable to the Maximum Amount—NYTC, does not exceed the Maximum Amount—NYTC.  No item of expense specified in the Sworn Owner’s Affidavit attached hereto has previously been made the basis of any prior Advance.

7.             The purpose of the Advances is to pay the Building Loan Costs and Project Loan costs detailed in the Sworn Owner’s Statement and accompanying invoices attached hereto and made a part hereof.

2

8.             The costs of any additional documentation, legal fees or title insurance required by Agent to evidence the Advances and preserve the priority of the lien of the Building Loan Mortgage and Project Loan Mortgage and the other Security Documents is a Reimbursable Cost.

9.             All conditions precedent to the Advances set forth in Section 4.02 and (if applicable) 4.03 of the Building Loan Agreement and the Project Loan Agreement have been fulfilled.

10.           The information set forth herein is true, correct and complete as of the date hereof and will be true, correct and complete as of the Requested Advance Date.

This letter shall constitute a Borrower’s instruction to Lenders to pay to Agent [the Disbursement Agent] the Advances in the total amount indicated on the attachments in the Sworn Owner’s Statement, and (b) Borrower’s instructions and authorization to [Agent] [Disbursement Agent] to disburse such Advances and any applicable Other Funds to pay each of the expenses shown in the enclosed invoices, unless [(i)] any such amount with respect to interest, fees or other amounts due and payable to Agent and/or any Lender which Agent and Lenders are, in accordance with the Building Loan Agreement or Project Loan Agreement, entitled to subtract from such Advance [or (ii) Disbursement Agent is otherwise instructed by Agent].  [Disbursement Agent acknowledges, however, that it shall only disburse such Loan proceeds in accordance with the Construction Loan Disbursement Agreement.]

[Signature page follows]

3

Borrower:

THE NEW YORK TIMES BUILDING LLC

By:	FC EIGHTH AVE., LLC, member

	By:	FC 42 Hotel LLC, its managing member

	By:	FCDT Corp., its managing member

By:
Name:
Title:

FC EIGHTH AVE., LLC

By:	FC 42 Hotel LLC, its managing member

	By:	FCDT Corp., its managing member

By:
Name:
Title:

Sworn Owner’s Statement

State of New York	)
) ss:
County of New York	) Escrow No.

The affiant,                       , is the                of FCDT Corp., which is the managing member of FC 42 Hotel LLC, which is the managing member of FC Eighth Ave., LLC, which is a member of The New York Times Building LLC.  The New York Times Building LLC and FC Eighth Ave., LLC are collectively referred to as “Borrower”.   FC Eighth Ave., LLC is an owner of the premises known as The New York Times Building, New York, New York.  The affiant, being duly sworn on oath, deposes and says the following:

1.             That he/she is authorized to deliver this statement on behalf of Borrower and is thoroughly familiar with the facts and circumstances concerning the premises described above;

2.             Since the date of the last Sworn Owner’s Statement submitted in connection with a Draw Request, the only services performed, materials supplied, work done or reimbursements furnished in connection with the mentioned premises for whom Borrower is requisitioning funds are listed on the attachments hereto;

3.             That the contracts to which Borrower, or any Affiliate thereof, is a party as to which Borrower is not requisitioning funds (whether because the third party thereto is not yet entitled to payment pursuant to the applicable contract, or because there is a dispute between such third party and Borrower), together with the amount of any bills, invoices or payment claims submitted by such third party, if applicable and the reason(s) why payment has not been requisitioned are set forth on the attachments hereto; and

4.             That, to the affiant’s knowledge, the facts set forth in this statement and the attachments are true and complete.

Notwithstanding anything to the contrary contained in this Sworn Owner’s Statement, the affiant shall not have any personal liability hereunder.  Borrower does have liability hereunder to the same extent it has liability under any other Loan Document.

Signed:
Name:

Subscribed and sworn to before me this day of , 200 .

Notary Public